Exhibit 99.2

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

SONIC SOLUTIONS

Moderator: Nils Erdmann
November 5, 2008
4:30 p.m. ET

Operator: Welcome to the Sonic Solutions Second Quarter Fiscal Year 2009 Earnings Release Conference Call. As a reminder, today’s conference is being recorded and will last approximately 60 minutes.

Now at this time, I would like to turn the conference over to Mr. Nils Erdmann, Vice President of Investor Relations. Mr. Erdmann, you may begin.

Nils Erdmann: Good afternoon and thank you for joining Sonic Solutions’ earnings conference call for fiscal 2009 second quarter ended September 30th, 2008. I’d like to inform all participants that this call is being recorded.

With me on today’s call are Dave Habiger, president and chief executive officer; Paul Norris, EVP, acting chief financial officer and general counsel; and Bob Doris, chairman.

Before I hand the call over to Dave, I’ll review our Safe Harbor Statement. During the course of this call, we may make forward-looking statements within the meaning of the Federal Securities Laws. All statements other than those of historical fact are forward-looking statements, including but not limited to guidance for the third and fourth fiscal quarters and full fiscal year 2009. All forward-looking statements are made as of today based on current information and expectations and are inherently subject to change.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

We ask that you review these cautionary statements and today’s press release and refer to Sonic’s recent filings on Form 10-K and 10-Q for more detailed discussions of the relevant risks and uncertainties that would cause actual results to differ from those forward-looking statements. Sonic Solutions undertakes no obligation to review or update any forward-looking statements. Actual results may differ materially and adversely to those in our forward-looking statements due to various factors.

In addition, unless otherwise noted, we will present financial information on a non-GAAP basis. These non-GAAP measures should be considered as supplemental to and not a substitute for or superior to the corresponding measures calculated in accordance with GAAP. While we believe that the non-GAAP measures provide information that is useful to investors, we recommend a careful review of the reconciliations between GAAP and non-GAAP measures provided in today’s press release, as well as the detailed disclosures related to the purposes of and limitations on non-GAAP disclosures. Today’s press release, as well as a replay of this conference call, can be found on our Web site at www.sonic.com under “About Sonic - Investor Relations.”

With that, I’d now like to introduce Dave Habiger.

David Habiger: Thanks, Nils. Welcome everyone and thank you for joining us.

For Sonic’s second fiscal quarter, we generated revenues of $31.1 million, and a net loss on a non-GAAP basis of $(1.2) million or $(0.05) per share. These results were slightly ahead of our previous guidance of $30 million or more in revenue, and a net loss of $(1.3) million or ($0.05) per share.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

I will lead us through a more detailed discussion on the numbers in a few minutes. First, I’d like to discuss some of the most important things that have taken place since last quarter’s call. In September, we released a new version of our flagship consumer software product, Creator 2009, delivering it to consumers through our Web store and at over 15,000 retail store fronts throughout America, Europe and Asia.

Our Roxio line of software continues to enjoy market share dominance in North American retail. From January through September 2008, our products held the number one position in our category at retail with our market share more than four times that of our nearest competitor in terms of unit shipment. Our products now account for 50 percent of retail revenues in our category. As part of the Creator 2009 rollout, we built an exclusive wholesale club product which is achieving record sales for Roxio.

Our strong market position has translated into distinct placement in major retailers. In fact, we have category exclusivity with Creator 2009 at Costco, Sam’s, Wal-Mart and Target. During the quarter, we continued to deepen our relationships with key OEMs. We are incorporating more online touch points into our application, something that is apparent in Creator 2009. Our software is being bundled with an increasing number of connected devices such as mobile phones, including the Blackberry Bold that launched in October. Finally, we continued to invest in personal and premium digital media services that touch more areas of people’s digital lives.

Since our last conference call, there have been a number of important developments regarding Qflix, our initiative to enable the creation of CSS-encrypted premium content DVDs on recordable media. Most importantly, in September, our longtime OEM partner Dell became the first PC manufacturer to ship Qflix-enabled external DVD drives. This has been followed by announcements from both Pioneer and Plextor, who’ve also released Qflix-enabled recorders.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Just last week, Dell and CinemaNow partnered to provide preloaded movie bundles on select new systems purchased on Dell.com. These hit movies are also Qflix-ready, and CinemaNow continues to broaden its selection with downloadable titles available for Qflix. Another important Qflix partner, Amazon.com, recently expanded its offering of Qflix titles to include content from Viacom. Popular shows from MTV, Nickelodeon, Comedy Central and VH-1 are now available as on-demand DVDs on Amazon.com. Over the next few months, you should expect to see other studios enlisting Amazon and CinemaNow in taking advantage of the superior economics of managing content digitally and delivering it through DVD-on-Demand. There’s no doubt that Qflix is off to a good start, and while we don’t know yet how large a success it will be, we’re increasingly optimistic about Qflix’s place in our industry and Sonic’s strategy.

In early September, our professional products group exhibited at the IBC Conference in Amsterdam, introducing a number of products and initiatives to assist content publishers in preparing Blu-ray Discs for market. At IBC, we introduced a new product configuration, the BD Studio Workgroup - designed for corporate video users who are beginning to adopt Blu-ray as Blu-ray recorders and media become widely available.

For Scenarist, our high-end studio authoring tool, we introduced important extensions that better support BD-Live authoring. BD-Live is the name given to titles that take advantage of Web-connected Blu-ray players, and it has clearly captured the imagination of Hollywood. Extensive BD-Live features are included in many recent Blu-ray releases, including Disney’s “Sleeping Beauty,” Paramount’s “Iron Man” and Sony’s “The Sixth Day.”

Finally, last week, we announced that we had embarked on a restructuring of our organization. This move was designed to improve Sonic’s near-term profitability and most importantly to position Sonic to take full advantage of our key growth initiatives. I’d like to spend a few minutes discussing these with you, but before I do, Paul will discuss the company’s financial results and prospects. Paul?

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Paul Norris: Thanks, Dave. As Nils mentioned, for purposes of my discussion of our financial results and outlook, unless otherwise indicated, the numbers I’m providing are on a non-GAAP basis and exclude equity compensation charges, the amortization of acquired intangibles, restructuring charges and costs associated with our voluntary stock option review. A reconciliation of our GAAP and non-GAAP financials can be found in today’s earnings press release.

As Dave briefly touched on earlier, our net revenue for the second quarter was $31.1 million. This was down four percent from $32.3 million in the September quarter of last year, but consistent with our previous guidance. Fiscal year-to-date revenue for the six months ended September 30th was $61.2 million, down less than two percent from $52.4 million in the prior year period.

Revenues for the September quarter by business segment were comprised of Consumer revenue of $27.8 million and Professional Products Group revenue of $3.3 million. Consumer revenues were essentially flat over the prior period, benefiting from the rollout of Creator 2009 in the retail channel and being offset by monthly revenue in our Licensing Group, as projected. Professional revenues were up significantly, reflecting the strength of the Blu-ray format.

Our pro forma cost of revenue, which excludes approximately $1.3 million in amortization of acquired intangibles, was approximately $8 million. This represents a gross margin of 74 percent, which was down from 77 percent in the September quarter a year ago. This decrease was primarily due to costs associated with the Creator 2009 rollout, as well as certain extra licensing costs.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Pro forma operating expenses totaled $24.7 million for the quarter, below our guidance of approximately $25.5 million. We benefited from increasing operational efficiencies and anticipate that our pro forma operating expenses will continue to decrease throughout the remainder of the fiscal year due to our recent restructuring.

Our second quarter GAAP operating expenses break down as follows:
•	Sales and marketing expenses totaled $9.6 million, down two percent from the prior quarter and up four percent from the prior year period.
•	Research and development cost totaled $10.6 million, down nine percent from the prior quarter and down nine percent from the prior year period.
•	General and administrative costs totaled $5.2 million, down 23 percent from the prior quarter and down 20 percent - excuse me - 21 percent from the prior year period.

These numbers include $603,000 in depreciation, $43,000 related to the stock option review project and $706,000 in share-based compensation. We also recognized $267,000 in restructuring charges related to the headcount reduction we announced at the end of June. Other expenses for the quarter consisting primarily of net interest expense on our outstanding debt were roughly $409,000.

At the end of the quarter, we had approximately 26.6 million basic shares outstanding. On a pro forma basis and assuming a 40 percent effective tax rate, we had a net loss of $(1.2) million or $(0.05) per share, which was slightly ahead of our guidance. For the six months ended September 30th, we experienced a net loss of $(3.9) million or $(0.15) cents per share.

Turning now to our balance sheet, cash, restricted cash - excuse me - restricted cash, cash equivalents and investments ended the quarter at $31.6 million, down from $54.3 million at the end of the prior quarter. The decrease is primarily due to the retirement of our bank debt of $20 million, and as of September 29th, we have zero debt outstanding. Our net cash decrease of $2.7 million reflects expenses related to the June headcount reduction and our operating loss. We ended the quarter with accounts receivable of $14.4 million, up slightly from $14.0 million at the end of June. DSOs at the end of September were 42 days, unchanged relative to the prior quarter.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Turning now to guidance, for our third quarter ended December 30 - excuse me - ending December 31st, we forecast revenue of at least $32 million. Revenues in the third quarter are expected to benefit from the continued rollout of Creator 2009 in our retail and direct channels, as well as seasonally stronger OEM sales. Given the financial environment, we’re cautious in projecting our Pro Group revenue. While Blu-ray adoption continues apace, many of our professional customers utilized debt financing in acquiring new tools.

We estimate that costs of goods sold excluding the amortization of intangibles will be down sequentially, which will increase our gross margin to approximately 77 percent. Operating expenses should also be down from the second quarter due largely to cost savings recognized from our restructuring. We anticipate total non-GAAP operating expense will be no more than $24 million, resulting in a net profit for the quarter of approximately $900,000 or $0.03 per share. We expect, based on these reductions, that our EBITDA for the December quarter should be approximately $2 million.

For the fourth quarter, we forecast revenue of around $35 million, bringing our total fiscal 2009 revenue to approximately $128 million. Our operating expenses should continue to decrease as a result of the restructuring, which should enable Sonic to generate EBITDA of at least $5 million, or more if revenues are higher. This is a revision of our earlier forecast of at least $7 million and takes into account our more conservative revenue assumptions for the remainder of the year.

Now, I’ll turn the call back over to Dave, who will give you his perspective on our business and an overview of our strategic objectives.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

David Habiger: Thanks, Paul. Since our last call, we’ve spent a lot of time analyzing our various first initiatives. We believe that the restructuring that we announced last week will help us better match those initiatives and will accomplish two main things. First, it will help to ensure that Sonic remains profitable and generates cash. Second, and more importantly, it will better align our organization as our company embarks on what we believe will be a period of exceptional growth.

Let me elaborate on this last statement. In our restructuring, it combined what used to be our Advanced Technology Group with the Roxio division. Combining ATG and Roxio into one business unit will eliminate organizational redundancies, but more importantly will unify our OEM licensing effort and allow us to target a larger range of OEM partners. Sonic’s business model has been to deliver our unique technology through our OEM partners’ offerings and to participate in their success, thereby establishing brand relationships with hundreds of millions of customers.

Our ability to market solutions to our OEM partners has been the greatest at times of major digital media format transitions. For example, in the early 1990s, the wholesale adoption of the compact disc format by the music industry created the conditions for our first highly successful business. In the late 90s and early 2000s, the arrival of DVD and then the rapid development of DVD recordable format created a very favorable backdrop for our company. Between 2002 and 2005, we grew revenues through a combination of internal growth and selective acquisitions at a compound rate of over 60 percent per year.

As we enter our 2010 fiscal year, there are two major format transitions underway that are powering Sonic’s growth - one, the move to high definition video; and two, the move to Web-based digital media. All of our growth initiatives - Blu-ray, Qflix and Roxio Web services - are designed to profit from these transitions. We believe that Blu-ray adoption will accelerate throughout this year and next, until it eventually eclipses standard definition DVD. Blu-ray is one of the most rapidly growing parts of the home video landscape. Only nine months after the format unification, Blu-ray titles are now 10 percent of packaged media sales in the U.S.; stand-alone player prices are in the sub-$200 range; and there are over 1,000 Blu-ray titles available for purchase at retail. Compared to DVD, which you may recall, enjoyed the quickest adoption of any consumer electronics format in history, Blu-ray is doing even better. And it’s important to know that while we anticipate profiting directly from Blu-ray in our Pro and Licensing business, our largest growth opportunity is with our consumer software business as Blu-ray software players become ubiquitous and Blu-ray recording becomes mainstream.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Second, as I mentioned earlier, Qflix is beginning to see significant adoption among our OEM partners and significant support among our content and delivery partners. We believe that by this time next year, Qflix will be a must-have feature of DVD and Blu-ray devices, particularly recorders sold with PCs. This adoption should create a large and growing royalty stream for Sonic and give us an important role to play in defining a new distribution model for premium content.

Third, it’s clear to us that consumers want easy, instantaneous and universal access to their personal and premium content on connected devices. We see tremendous opportunities to combine platform-enhancing software with our online Web services, and Sonic is one of the few companies that can offer PC and device manufacturers the digital media services and functionality to accomplish this.

Sonic’s strength lies in its ability to see emerging trends in emerging media and to adapt - to capitalize on issues and trends. The rapid adoption of high definition video and increasing involvement of the Web in personal and premium digital media content bode well for our initiatives in Blu-ray, Qflix and Web services. And we believe that our organization, revised and refreshed, is eminently up to the task.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

I’d like to thank our stakeholders - Sonic shareholders, employees and customers and partners for their ongoing commitment, and at this point, we will open the lines for questions. Operator?

Operator: Thank you. Ladies and gentlemen, if you would like to ask a question today, press star one on your touchtone telephone. If you’re using a speakerphone, please ensure your mute function is turned off so that your signal will reach our equipment. Once again, that’s star one for questions. And we’ll pause for a moment to give everyone an opportunity to signal.

Operator: We’ll go first to Alan Davis, D.A. Davidson.

Alan Davis: Yes, hello, guys. Just a couple questions here. What are - first, could you break out Consumer and Professional revenues? I may have missed those.

Paul Norris: Yes, Alan. Hi. How are you doing? The Consumer revenue was $27.8 million, and Pro revenue was $3.3 million.

Alan Davis: OK, and how about DELL as a percentage of revenues in the quarter?

Paul Norris: DELL was about 15 percent.

Alan Davis: OK, and regards to that is - are they kind of back to where you expect them to be in terms of a run rate or maybe could you just give us an update on how business with DELL was going.

David Habiger: Hi, Alan. It’s Dave Habiger. Business is going well. We’ve got a bunch of new initiatives that we’ve launched with them. The most notable is the Qflix drive bundles. And you’ll also note the Web site is much more populated with programs and upsell activity with the Creator products.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

There’s also a new Dell store that basically is selling our software. We’re one of the first products to have begun selling. It’s a - it’s a store that downloads the application directly to the consumer rather than pursuing a box application or box via Ingram or a third party. So all in all, we’re happy with the current business and some of the new programs we’re beginning to launch with them.

Alan Davis: OK, and then one more question just in terms of growth: why don’t you give us or break out you know brick and mortar consumer sales versus Web? How that looked to you year over year?

Paul Norris: We’re seeing the - those are both doing pretty well, considering especially the retail segment’s challenging environment in general, but we’ve seen our - in particular with the Creator product - we’ve seen sales up year over year on that, which as you can imagine leads to our significant increase in market share. And then we aren’t really breaking out specifically the e-tail numbers, especially as we’ve started rolling out the online services piece, but those - that’s moving well, too.

Alan Davis: OK, I still have one more. Anyway, I saw that you paid down the line of credit. Is that something you might think of financing again or when the credit market’s become more favorable? Or what’s your position with the line of credit going forward?

Paul Norris: Yes, absolutely, I mean you know depending on how the - how the credit market’s shaped up over the next little bit. We certainly would revisit that. It’s nothing in particular as I’m sure you are aware this is a kind of a tight credit time.

Alan Davis: Sure. And do you have a free cash flow estimate to hit along with your revenue targets for the second half of ’09?

Paul Norris: I don’t think we - we’re giving that detail out.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Alan Davis: But cap ex would be consistent with where it’s been - is that fair or …?

Paul Norris: I think the cap ex should be relatively consistent. Yes.

Alan Davis: All right. Thank you, guys.

Operator: And we’ll go to Ralph Schackart, William Blair & Company.

Chris Barney: Hi, guys. This is Chris Barney in for Ralph. My first question is that, you know, we’ve seen the retail kiosk for the download and burn. They’re starting to see some market data that they’re also thinking about going to SD cards. Do you guys see this as more of a longer-term market shift or is this just kind of a, you know, an experimentation by retailers?

Dave Habiger: Let’s see. The - we expect that retailers will move to download and burn and kiosks. As it relates to SD cards, my expectation is that people will find that to be a reasonable way to consume content. And we certainly hope they will. We obviously will play in that ecosystem as well. And the more that the distribution of content evolves and changes, we tend to do well in those kind of markets as we identified in our prepared remarks. So time will tell, but right now it certainly looks encouraging.

Chris Barney: Got it. Thanks. And just to follow up you know since the last call, have you guys seen any major shifts in the rollout of download and burn in any channel, be it, you know, consumer PC, retailer or MOD companies?

Dave Habiger: Yes, we’ve absolutely seen the kind of traction that we were hoping for. As I mentioned, in prepared remarks, we’ve got multiple drive manufacturers launching and shipping product, PC OEMs starting to ramp up, and, you know, studios behind it with working products that has taken several years to bring to market, but again, we’re - we are very confident that download and burn will be successful and continue to ramp at the rates we’re seeing.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Paul Norris: Yes, we’re feeling very much like it’s all gelling now.

Chris Barney: Perfect. That’s great. Thanks.

Operator: And we’ll go next to Paul Coster, JP Morgan.

Paul Coster: Yes, thank you. Let me just clear up first, for me, a conceptual misunderstanding here. I thought that the Qflix rollout required Qflix discs to be available. Am I wrong in that, that it can be - you can use any DVD rewritable disc?

Dave Habiger: Hi, Paul. Yes … you can. The drive will burn them - they’re all backward compatible, so you can burn the same thing that you would normally burn in a Qflix drive. If you want to download premium content movies, you need Qflix media.

Paul Coster: Right.

Dave Habiger: And that comes via, you know, a set of keys and everything you know we’ve talked about in the past, but ultimately, for a Qflix movie and download of premium content, you need a Qflix disc. And if you’re using it for everything from burning CDs and DVDs that are non-premium content, video-released content, it’s a standard disc and a standard, you know, experience you would see with a normal drive.

Paul Coster: Got it. Well, I’ve been checking retail for these Qflix enabled discs. I haven’t seen any yet. Well, how will I know what - where are they currently available, and how will they be branded once they are available?

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Paul Norris: They’re right on the DELL Web site.

Dave Habiger: You can get them on the Dell Web site, our Web site, pretty much anyone that’s selling the drive. If you go to, for example, Best Buy or Costco or Circuit City, I doubt you will see them at this point unless they’re starting to sell drives. And I don’t think you’ll see a retail - boxed retail drive at any of the major retailers for at least another month. Most of the supply right now has gone to the PC manufacturers.

Paul Coster: And where are the download-and-burn kiosks? Or how many retail points of presence do you have there at the moment?

Dave Habiger: We have not announced any retail kiosks for download and burn. The only ones that you’ve seen that looked anything like that are the Amazon kiosks. And that’s more I think of what we refer to as MOD: manufacturing on demand.

Paul Coster: Got it. The - can you just talk about cap-ex and tax rate going into 2009, Paul?

Paul Norris: Well, since our - since what we’re projecting here is a year that ends up being fairly close to being breakeven. You’re going to see our tax rate start to fluctuate in a little bit during the interim months before we get towards the end of the year and have the actual final tax calculations for the year.

Paul Coster: OK, and cap ex, do you see that as a fairly steady straight expense for the firm?

Paul Norris: Yes, that’s I think what I was just responding to you a bit earlier. We do see those as being relatively steady state.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Paul Coster: OK. In your - in your guidance, you talked of EBITDA, and I think it was $5 million. Was that for the fourth quarter in isolation or for the full year?

Paul Norris: It’s for the fourth quarter.

Paul Coster: Oh, got it, great. OK, and then so David, the guidance calls for an uptick in revenues in the March quarter. What is it that you’re seeing there because the, you know, I guess it’s sort of, you know, given what everyone else is seeing, it’s kind of a surprise, but a welcome surprise. What is it you’re seeing? What is it that will drive up the sequential growth in that first quarter of the calendar year?

David Habiger: That’s, Paul, that’s typically our best quarter, so part of what you’re seeing there is just the traditional seasonality of PC OEM shipments and software launch. You know, our next refresh for software. So if you look back historically, you’ll find that those are strong quarters for us.

Frankly, they’re not as strong as they’d be if the economy was doing better, but we think given what we know about the existing market and our install base and product offerings that we’re obviously going to, you know, take the trend line that we’ve seen over the last month or two and assume that that’s what the market’s going to look like for our product.

Paul Coster: And that takes into consideration what seems to be a trade down in the PC-laptop space in particular, in the laptop space to netbooks, for instance?

Dave Habiger: Yes, we’re quite excited about netbooks. We are ecstatic, as we said in the last call, our expectation is those are going to be - I would go as far as to say highly - they’re going to be quite successful, so we will play a role in those netbooks and deliver software the same way we do for existing PC manufacturers. And you know we anticipate those to be a successful part of the landscape going forward.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Paul Coster: OK, I got a bunch more questions, but I’d rather hop back into the queue. Thank you.

Dave Habiger: You’re welcome.

Operator: As a reminder, it is star one for questions. And we’ll go next to Barbara Coffey, Kaufman.

Barbara Coffey: Hey there. There’s a lot of different ways now to get video, whether or not it’s on demand or burn on or the Qflix model. Can you sort of tell me what you see as the ecosystem looking like in about a year, whether or not the movies are downloading - being downloaded from Netflix or tell me what you kind of are seeing on a going-forward basis as sort of where you think this is going to shake out to look like.

David Habiger: Hi, Barb. It’s Dave. Well, we’re - we have been in this space for a long time, and we’ve been waiting anxiously for a shake-down and a change in distribution. And I will say that I’m highly confident over the next year this will play out. I think the market’s ready, the infrastructure’s ready, people are going to consume video on their phones in ways they’ve never done before, on streaming to devices, connect to their PCs, the televisions that have services built in. And we play a significant role in all of those. You know, we deliver software for iPhones that stream TV. For Qflix, from what we’re seeing in the current data is in many cases people are streaming movies and just watching them in real time, content that they couldn’t get on their normal windows under video on demand, but they can get through the DVD window. And many of them are very attracted to buying a movie, so you can stream it and play it back on your PC, and when you’re done, you just still happen to have the DVD. The DVD, frankly, looks like a consumer electronics device in that world, so it’s one of the many ways people will consume content. Some will go on DVDs, some will end up on phones, cars - but if you look at our business, we are at a chip level and embedded in the software. We are part of that ecosystem, we’re part of the first the tools the professional level to deliver that content with big customers like Deluxe and Technicolor, and we’re part of the consumer consumption side of that equation in a way that, frankly, no other company maybe outside of Apple is. And so that’s the fuel that we need to grow our business, and we are, you know, I think that people in this room and in this executive team are highly certain that over the next year-and-a-half, we’re actually going to finally see that vision come to fruition.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Barbara Coffey: OK, and as - could you also speak a bit about the changes you’re seeing - I know historically you were part of Dell, and a lot more PCs were sold online - And now this has moved in back to a sort of bricks and mortar channel and sort of attach rates and issues like that or things we should be looking for to sort of track those kinds of sales.

Dave Habiger: Let’s see. So we are - let’s see if I can answer that - we are - we’re part of Dell’s bricks and mortar business, so we certainly are encouraged by the, you know, bricks and mortar side of the business. It gives us some opportunities to cross selling at those same retailers where our boxes are sold on shelves. We anticipate that Dell will increasingly need the software and services that we supply. So I’m not sure if I understand your question exactly, correctly, Bobbi …

Barbara Coffey: I know historically when you were sold on like when more PCs were bought - purchased on the Dell Web site, there was a fairly good attach rate to some of your other software, whether or not it was digital video editing or some of the other. And I’m wondering sort of how you’re encouraging that kind of attach rate now when machines are being sold in a more retail fashion rather than an online fashion?

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Dave Habiger: Ah, I see. So it’s - the way we will obviously monetize that it’ll look a little different, you’ll see when a Dell product is sold at retail, we get paid a per-unit price, right? So they pay us money up front as opposed to a transaction where we make money on an up sell. When it’s sold at retail, you will tend to see another revenue stream come out of that.

Two or three or four months later where when consumers buy a Dell product, they use software they are then using our product since we have an online business that starts to generate more revenue through that customer that bought originally, you know, through a bricks-and-mortar retail offering. So I think you’ll see it manifest itself in less Dell revenue but more direct revenue.

Barbara Coffey: OK, thank you.

Dave Habiger: You’re welcome.

Operator: And we’ll go back to Paul Coster, JP Morgan.

Paul Coster: Yes, David, just on the restructuring for a moment. Are there any sort of downside tradeoffs from having to do this? And perhaps just why wasn’t it done a little earlier? What was the reasoning behind the timing now?

David Habiger: The downside we - when we restructured, it was to align for you know there’s a cost component, but also we wanted to realign our ATG and Roxio Group. It was done with belief that there shouldn’t be any - affect on our short-term revenue, and certainly, not that many negative effects to it. And this is the right time to do it.

I mean if you look at our - what we’re trying to accomplish, we are putting together two teams that are focused on segments that that are coming together, our OEM business and our licensing business are really starting to overlap and in a very interesting way. That - that’s a - an environment today that didn’t exist a year ago. And you know I think we’ll see some significant benefits from those two teams working more directly inside of our organization to build out underlying software and services for the PC OEMs and the device manufacturers in this space.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

So, another way to look at it, Paul? Think of the PC manufacturers are starting to look a lot more like CE companies, and the CE companies - handhelds, DVD players - are starting to look a lot more like computer companies. The Blu-ray player is essentially a Web-connected desktop box with a very powerful chip in it.

I mean it’s a PC. And that ties quite nicely to you know the Pro business, which is developing the tools to make those discs. So there's clearly an overlap that didn’t exist a year ago. This makes sense now. Where, from a timing perspective I’m not sure it made that much a year ago.

Paul Coster: OK, got it. And Paul, the - I think you said that Dell was 15 percent of revenue. What was HP, as a percentage of revenue?

Paul Norris: Yeah, HP was around 12 percent.

Paul Coster: Great. Thanks very much.

Paul Norris: You bet.

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Operator: And we’ll go to Alan Davis, D.A. Davidson.

Alan Davis: OK, just a couple of follow-ups on the Qflix. Looking at the price of the media based on the Dell Web site, that’s like running a little over two bucks a disc for the blank media. Just wondering if you - if you believe that you know near term that’s kind of cost prohibitive in terms of uptake and where you see that pricing going and how important is that to get that down maybe closer to a dollar?

And then second question, just relates to the in-store kiosk. And there - anything you can tell us in terms of planned rollout in calendar 2009 for that model?

Dave Habiger: Sure. The - let’s see, the pricing, yes, we expect that’ll drop quickly and I'd go as far say - to say dramatically Dell is you know, doing quite well with their sales and, at the moment, they’re the first to market, and they are taking advantage of first-to-market pricing, and there’s plenty of customers buying products and those discs so I think in the short term, they’re - they’ve made a rational economic decision.

We absolutely would agree that $2 in the long-term wouldn’t make sense, and we don’t anticipate you’ll see the pricing at $2. It doesn’t cost much more at all to make a Qflix disc than a replicated DVD - or sorry, normal DVD-R.

Your question regarding kiosk rollout in 2009, I don’t even think we have a whole lot of commentary on that because again, that’s one where we don’t control when and how manufacturers roll out kiosks. So I think, unfortunately, you’re just going to have to wait until they’re in the market and companies have announced their plans and intentions in that space.

Alan Davis: OK, thanks

SONIC SOLUTIONS
Moderator: Nils Erdmann
11-05-08/3:30 p.m. CT
Confirmation # 4170084

Dave Habiger: You’re welcome.

Operator: It does appear there are no further questions at this time, so I’ll turn the call back to management for closing remarks.

Dave Habiger: OK, well, thank you and thanks to everyone for joining us. We look forward to speaking with you next quarter.

Paul Norris: Thanks.

Operator: And ladies and gentlemen, that does conclude today’s conference. Thank you for your participation. You may disconnect at this time.

END